                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Homestake Mining Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            Homestake Mining Company
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

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---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[LOGO]                      HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 9, 1995

To the Shareholders of Homestake Mining Company:

     The annual meeting of shareholders of Homestake Mining Company will be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, on Tuesday, May 9, 1995, at 11:00 a.m. local time, for the following purposes:

          1.  Election of five Class II Directors and one Class III Director.

          2. Approval of the appointment of Coopers & Lybrand LLP as independent auditors for 1995.

          3. Transaction of such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 13, 1995, as the record date for the determination of shareholders entitled to vote at the annual meeting. Only shareholders of record at the close of business on March 13, 1995, will be entitled to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. TO ENSURE THAT YOU ARE REPRESENTED AT THE MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, using the return envelope which requires no postage if mailed in the United States. Your early attention to the proxy will be greatly appreciated because it will reduce the cost your Company incurs in obtaining voting instructions from its shareholders.

                                            By Order of the Board of Directors

                                                      [SIG]

                                            WAYNE KIRK
                                            Secretary

March 24, 1995

                            HOMESTAKE MINING COMPANY
                             650 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94108

                                                                  March 24, 1995

                                PROXY STATEMENT

                   MAY 9, 1995 ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Homestake Mining Company ("Homestake" or the "Company") for use at the annual meeting of shareholders of Homestake to be held at the Hyatt Regency Hotel, 5 Embarcadero Center, San Francisco, California, on Tuesday, May 9, 1995, at 11:00 a.m. local time, or any postponement or adjournment thereof.

     This Proxy Statement and the enclosed proxy card are first being sent to Homestake's shareholders on or about March 24, 1995.

MATTERS TO BE CONSIDERED.

     The following matters will be acted on at the annual meeting:

          1.  Election of five Class II Directors and one Class III Director.

          2. Approval of the appointment of Coopers & Lybrand LLP as independent auditors for 1995.

          3. Transaction of such other business as may properly come before the meeting.

VOTING SECURITIES AND VOTING RIGHTS.

     Only shareholders of record on March 13, 1995, or their proxies, will be entitled to vote at the annual meeting of shareholders. On March 13, 1995, Homestake had 137,857,427 shares of common stock outstanding.

     A majority of the shares of Homestake common stock outstanding must be represented at the annual meeting in person or by proxy to constitute a quorum for the transaction of business. Each share of common stock is entitled to one vote on all matters other than the election of directors. In the election of directors, each share of common stock is entitled to one vote for a nominee for each director position. Homestake does not have cumulative voting. A shareholders' list will be available for examination by shareholders at the annual meeting.

VOTING PROCEDURE.

     The shares represented by each properly executed proxy returned to Homestake will be voted at the meeting as indicated on the proxy. If no instructions are given, the persons authorized by the proxy will vote in favor of election of the nominees named in this Proxy Statement and to approve the appointment of Coopers & Lybrand LLP as independent auditors for 1995. Any person giving a proxy has the right to revoke it at any time before it is exercised (1) by filing with the Secretary of Homestake a duly signed revocation or proxy bearing a later date or (2) by voting in person at the meeting.

     The Board of Directors is not aware of any matters other than those set forth above which may come before the annual meeting. If any other matters are properly presented to the meeting for action, unless contrary instructions are given, the persons named in the enclosed form of proxy and acting thereunder have the power to vote in accordance with their best judgment on such matters.

     On voting for Class II Directors, the five nominees receiving the highest number of votes will be elected. On voting for the Class III Director, the nominee receiving the highest number of votes will be elected. Approval of the appointment of independent auditors will require the affirmative vote of a majority of the shares of Homestake common stock represented at the meeting.

     If a proxy is marked with instructions to withhold authority to vote for one or more director nominees or to abstain from voting on any matter, those shares will be treated as represented at the meeting and entitled to vote in determining whether a quorum is present. Withholding authority to vote for a director nominee will not prevent that director nominee from being elected except to the extent the failure to vote for the nominee results in another nominee receiving a larger number of votes. In other matters where approval is required by a majority of shares outstanding or represented at the meeting, abstentions from voting on a matter will have the effect of a vote against the matter.

     If a broker indicates on a proxy that it is not voting shares on any matter, the shares not voted will be counted for purposes of determining the presence of a quorum at the meeting but will not be treated as represented at the meeting or entitled to vote in respect of that matter.

SOLICITATION OF PROXIES.

     The cost of solicitation of proxies will be borne by Homestake. Solicitation of proxies may be made by officers, directors and employees of Homestake in person, by telephone or by mail. In addition, brokers, banks and other nominee holders will be reimbursed for expenses they incur in forwarding proxy materials to and obtaining voting instructions from beneficial owners of Homestake common stock. D.F. King & Co., Inc. has been engaged to assist with proxy solicitation for a fee not to exceed $12,000 plus expenses.

PRINCIPAL HOLDERS OF HOMESTAKE COMMON STOCK.

     On March 13, 1995, there were 25,463 record holders of Homestake common stock.

     As of the close of business on March 13, 1995, the only person known to Homestake to own beneficially five percent or more of the outstanding Homestake common stock was:

                       NAME AND ADDRESS                      AMOUNT AND NATURE      PERCENT OF
                     OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP     CLASS
    -----------------------------------------------------------------------------   ----------
    Case, Pomeroy & Company, Inc..........................      6,836,776              5.0%
    529 Fifth Avenue, Suite 1600                              Common Shares
    New York, NY 10017-4608

The following table shows: (i) the number of shares of Homestake common stock beneficially owned by directors, nominees for directors and the five highest paid executive officers, and all directors, nominees and executive officers as a group, as of February 28, 1995 (excluding shares which such persons have the right to acquire within 60 days of February 28, 1995 but do not actually own),
(ii) the number of shares of Homestake common stock which such persons have the right to acquire within 60 days of February 28, 1995 but do not actually own, and (iii) the total number of shares of Homestake common stock which such persons own and have the right to acquire within 60 days of February 28, 1995. The shares so shown include shares held in Homestake's Savings Plan (determined as of December 31, 1994) for the accounts of executive officers and share rights (determined as of February 28, 1995) granted under the Employees' Stock Option and Share Rights Plan--1988, which entitle outside directors to receive shares on the date of ceasing to serve as a director. Excluding the shares held by Case, Pomeroy & Company, Inc., but including the shares which the identified persons have the right to acquire but do not own, the shares of Homestake common stock beneficially owned by all directors, nominees and executive officers as a group represent approximately one percent of the total number of shares of Homestake common stock outstanding.

                                                                                           TOTAL
                                                 NUMBER OF SHARES                         NUMBER
                                                BENEFICIALLY OWNED,      RIGHT TO        OF SHARES
                                                EXCLUDING RIGHT TO    ACQUIRE SHARES     BENEFICIALLY
                     NAME                        ACQUIRE SHARES(1)    WITHIN 60 DAYS       OWNED
----------------------------------------------- -------------------   --------------     ---------
M. Norman Anderson.............................          2,529              5,487            8,016
Hadley Case(2).................................        128,099              1,103          129,202
Robert H. Clark, Jr.(3)........................         50,000              1,292           51,292
Harry M. Conger(4).............................        174,351            427,232          601,583
G. Robert Durham...............................          5,000                842            5,842
Douglas W. Fuerstenau..........................          1,300              1,315            2,615
Henry G. Grundstedt............................          1,000                406            1,406
William A. Humphrey............................         61,117            110,566          171,683
Robert K. Jaedicke.............................            400              1,291            1,691
John Neerhout, Jr..............................          1,000                905            1,905
Stuart T. Peeler...............................          5,000              1,440            6,440
Carol A. Rae...................................              0                  0                0
Glen L. Ryland.................................          2,800              1,276            4,076
Berne A. Schepman..............................          1,300              1,336            2,636
Gene G. Elam...................................          3,279             50,600           53,879
Wayne Kirk(5)..................................          2,681             34,075           36,756
Jack E. Thompson...............................          4,600             41,375           45,975
Allen S. Winters...............................         12,830             39,075           51,905
All Directors, Nominees and Executive Officers
  as a Group (24 persons)......................        472,219            911,863        1,384,082

------------

(1) In some instances voting and investment power is shared with the spouse of the identified person.

(2) Includes 20,000 shares owned by Mr. Case's spouse. Does not include 6,836,776 shares owned by Case Pomeroy. Hadley Case, with family associates, is the controlling shareholder of Case Pomeroy.

(3) Includes 26,000 shares owned by Mr. Clark's spouse and one of his children. Does not include 6,836,776 shares owned by Case Pomeroy. Mr. Clark, with family members, is a principal shareholder of Case Pomeroy. Mr. Clark is a son-in-law of Hadley Case.

(4) Includes 553 shares held of record by a Savings Plan Trust for Mr. Conger's spouse. Mr. Conger disclaims beneficial ownership of these shares.

(5) Includes 400 shares held of record by two of Mr. Kirk's children. Mr. Kirk disclaims beneficial ownership of these shares.

     Messrs. Fuerstenau, Peeler and Schepman respectively hold 2,000, 35,000, and 35,000 common shares of Homestake Gold of Australia Limited ("HGAL"), an
81.5 percent owned subsidiary of the Company which is publicly traded in Australia. The total HGAL shares owned by all directors and executive officers of the Company is less than 0.02 percent of the outstanding HGAL common shares.

     Section 16(a) of the Securities Exchange Act of 1934 and related rules require the Company's directors, executive officers and more than 10% shareholders to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission and with the Company. Based on its review of reports of beneficial ownership filed with the Company and written representations of directors and executive officers, the Company believes that during 1994 all of its directors, executive officers and more than 10% shareholders timely filed all reports of beneficial ownership and changes in beneficial ownership required under Section 16(a), except that the Form 3 Initial Report of Ownership of Ronald D. Parker, a Vice President elected in 1994, was filed approximately one month late. No directors, executive officers or more than 10% shareholders reported in 1994 a transaction or ownership of shares that should have been reported in an earlier year.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of Homestake currently consists of 14 members, divided into three classes with staggered terms of three years each. Five Class II Directors are to be elected to serve until the annual meeting in 1998 or until their successors are elected and qualified. In addition, one Class III Director is to be elected to replace Hadley Case. Mr. Case, a director since 1984, has elected to retire immediately prior to the annual meeting, and to assume the status of Director Emeritus. As Director Emeritus, Mr. Case will be eligible to attend all Board of Directors' meetings but will not be a voting member of the Board of Directors. The newly elected Class III Director will serve until the annual meeting in 1996 or until a successor is elected and qualified.

     Mr. Glen L. Ryland, a Class I Director, became age 70 during 1994. Pursuant to the Company's retirement policy for directors, Mr. Ryland will retire as a director immediately prior to the annual meeting. At the time of Mr. Ryland's retirement, it is expected that the Board of Directors will amend the Company's by-laws to reduce the number of directors to 13, thereby eliminating the resulting vacancy.

     Each nominee has consented to be named in this Proxy Statement and to serve if elected. If any nominee should become unable to serve as a director prior to the annual meeting, the persons authorized by the proxy will vote for the election of a substitute nominee recommended by the Nominating Committee of the Board of Directors in place of that nominee.

     THE BOARD OF DIRECTORS OF HOMESTAKE RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE CLASS II NOMINEES AND THE ONE CLASS III NOMINEE NAMED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE NAMED NOMINEES UNLESS INSTRUCTIONS ARE GIVEN TO THE CONTRARY.

INFORMATION CONCERNING NOMINEES FOR ELECTION.

     Certain information as to each of the five nominees for election as a Class II Director and the nominee for election as a Class III Director is set forth in the table below. The information appearing in the table and the information regarding beneficial ownership of securities by such nominees contained in this Proxy Statement has been furnished to Homestake by the nominees.

NOMINEES FOR CLASS II DIRECTORS TO SERVE UNTIL 1998 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Henry G. Grundstedt...........      66          1992      Mr. Grundstedt is a mining consultant.
                                                          He was Senior Vice President of
                                                          Capital Guardian Trust Company (money
                                                          manager of pension and mutual funds)
                                                          from 1973 to 1991 and held other
                                                          executive positions with that firm
                                                          beginning in 1972, specializing in the
                                                          mining and metals industry. He is a
                                                          director of Azco Mining Company
                                                          (copper mining).

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
William A. Humphrey...........      68          1982      Mr. Humphrey has been a mining
                                                          consultant since March 1993. He has
                                                          been Vice Chairman of Homestake since
                                                          July 1992, was President and Chief
                                                          Operating Officer of Homestake from
                                                          April 1991 to July 1992, and was an
                                                          Executive Vice President of Homestake
                                                          from 1981 to April 1991. He is a
                                                          director of Homestake Gold of
                                                          Australia Limited (gold mining).

John Neerhout, Jr.............      64          1989      Mr. Neerhout has been Executive Vice
                                                          President of Bechtel Group Inc.
                                                          (engineering and construction) since
                                                          1986. He is a director and holds
                                                          executive positions with Bechtel Group
                                                          Inc. and other of its affiliated
                                                          companies.

Stuart T. Peeler..............      65          1981      Mr. Peeler has been a petroleum
                                                          industry consultant since 1989. From
                                                          1982 until 1988 he was Chairman of the
                                                          Board and Chief Executive Officer of
                                                          Statex Petroleum, Inc. He is a director
                                                          of CalMat Company (aggregates, asphalt,
                                                          and property development), Chieftain
                                                          International, Inc. (oil and gas
                                                          exploration and production), Chieftain
                                                          International Funding Corp. (financial
                                                          services), and Homestake Gold of
                                                          Australia Limited.

Jack E. Thompson..............      44          1994      Mr. Thompson has been President and
                                                          Chief Operating Officer and a director
                                                          of Homestake since August 1994. He has
                                                          been Chairman of the Board of Prime
                                                          Resources Group Inc. (gold mining)
                                                          since July 1992 and was Executive Vice
                                                          President-Canada of Homestake and
                                                          President and Chief Executive Officer
                                                          of Prime and Homestake Canada Inc.
                                                          from July 1992 to August 1994. He was
                                                          President of Homestake Mineral
                                                          Development Company and North American
                                                          Metals Corp. (gold mining) from 1988
                                                          until July 1992. Prior to 1988, Mr.
                                                          Thompson was general manager of Home-
                                                          stake's McLaughlin mine.

NOMINEE FOR CLASS III DIRECTOR TO SERVE UNTIL 1996 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Carol A. Rae..................      49            --      Ms. Rae has been the President and
                                                          Chief Executive Officer of Magnum
                                                          Diamond Corporation (manufacturer of
                                                          surgical instruments) since 1989, and
                                                          she has been Senior Vice President and
                                                          General Manager of the Refractive
                                                          Division of Chiron Vision Corporation
                                                          (manufacturer of ophthalmic intraocu-
                                                          lar lenses) since March, 1994. She has
                                                          also been the President of MedVal
                                                          Technologies International, Inc.
                                                          (manufacturer of orthopedic splints)
                                                          since 1982. She is a member of the
                                                          board of directors of the U.S. Chamber
                                                          of Commerce.

INFORMATION CONCERNING CONTINUING DIRECTORS.

     Certain information as to each director who will continue in office is set forth in the following tables. The information appearing in the tables and the information regarding beneficial ownership of securities by such directors contained in this Proxy Statement has been furnished to Homestake by the directors.

CONTINUING CLASS III DIRECTORS TO SERVE UNTIL 1996 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Harry M. Conger...............      64          1977      Mr. Conger has been Chairman of the
                                                          Board of Homestake since 1982 and
                                                          Chief Executive Officer since 1978. He
                                                          was also President of Homestake from
                                                          1977 to 1986. He is a director of ASA
                                                          Limited (investment company), Baker
                                                          Hughes Incorporated (oil service and
                                                          equipment manufacturing), CalMat
                                                          Company (aggregates, asphalt, and
                                                          property development), and Pacific Gas
                                                          and Electric Company.

G. Robert Durham..............      66          1990      Mr. Durham has been President and
                                                          Chief Executive Officer and a director
                                                          of Walter Industries, Inc. (building
                                                          materials, home building, mortgage
                                                          financing and natural resource
                                                          development) since June 1991. He was
                                                          Chairman of the Board and President of
                                                          Phelps Dodge Corporation (mining) from
                                                          1987 to 1989, President and Chief
                                                          Operating Officer from 1985 to 1987,
                                                          and held other executive positions
                                                          with Phelps Dodge Corporation or
                                                          affiliated corporations beginning in
                                                          1977. He is a director of Atlantic
                                                          Gulf Communities Corporation (planned
                                                          community development), a director of
                                                          GFC Financial Corporation (financial
                                                          services), a director of Mincorp Ltd.
                                                          (engineering services), and a trustee
                                                          of Mutual Life Insurance Company of
                                                          New York.

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Robert K. Jaedicke............      66          1983      Mr. Jaedicke is a Professor (emeritus)
                                                          of Accounting at Stanford University
                                                          Graduate School of Business. He has
                                                          been a member of the Stanford faculty
                                                          since 1961 and was Dean of the
                                                          Graduate School of Business from 1983
                                                          to 1990. He is a director of Boise
                                                          Cascade Corporation (forest products
                                                          and paper), California Water Service
                                                          Company, Enron Corp. (natural gas and
                                                          liquid fuels), GenCorp (aerospace,
                                                          auto, polymer products), State Farm
                                                          Insurance Companies, and Wells Fargo &
                                                          Company and Wells Fargo Bank, N.A.

CONTINUING CLASS I DIRECTORS TO SERVE UNTIL 1997 ANNUAL MEETING:

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
M. Norman Anderson............      64          1992      Mr. Anderson is President of Norman
                                                          Anderson & Associates Ltd. (mining
                                                          consultants). Mr. Anderson was a
                                                          director of Homestake Canada Inc. from
                                                          1987 to 1993, and was the Chairman of
                                                          the Board of Directors of Homestake
                                                          Canada Inc. from February 1991 to July
                                                          1992, when the Company acquired the
                                                          outstanding voting shares of Homestake
                                                          Canada Inc. He is a director of Prime
                                                          Resources Group Inc., Solv-ex Corpo-
                                                          ration (tar sands processing), Finning
                                                          Ltd. (construction equipment sales and
                                                          service), Toronto Dominion Bank, and
                                                          Western Star Truck Holdings Ltd.
                                                          (truck manufacturing).

Robert H. Clark, Jr.*.........      54          1984      Mr. Clark has been Chief Executive
                                                          Officer since 1993, President since
                                                          1983, and a director since 1968 of
                                                          Case, Pomeroy & Company, Inc. (mining,
                                                          oil and gas, real estate). He is a
                                                          director of Putnam Trust Company
                                                          (banking).

Douglas W. Fuerstenau.........      66          1977      Mr. Fuerstenau has been a Professor of
                                                          Metallurgy, Department of Materials
                                                          Science and Mineral Engineering,
                                                          University of California, Berkeley
                                                          since 1959. He was P. Malozemoff
                                                          Professor of Mineral Engineering from
                                                          1987 to 1993, professor emeritus from
                                                          1993 to July 1994, and has been a
                                                          professor in the Graduate School since
                                                          July 1994.

---------------

* See "Certain Transactions with Affiliates and Indebtedness of Directors and Officers--Shareholder Agreement with Case Pomeroy" regarding the agreement with the Company under which Mr. Clark is entitled to be nominated as a director. Mr. Clark is the son-in-law of Hadley Case, one of the directors who will retire immediately before the annual meeting.

                                  AGE AT      DIRECTOR
                               MAY 9, 1995     SINCE             BIOGRAPHICAL INFORMATION
                               ------------   --------    --------------------------------------
Berne A. Schepman.............      68          1973      Mr. Schepman has been President of
                                                          Adair Company (management consulting)
                                                          since 1982 and President of Russian
                                                          Technology Group (technology
                                                          marketing) since July 1992. He is a
                                                          director of Homestake Gold of
                                                          Australia Limited.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.

     Homestake's Board of Directors held 12 meetings during calendar year 1994.

     The Board of Directors has six standing committees: Executive, Finance, Audit, Compensation, Nominating, and Environment, Health and Safety.

     The Executive Committee has authority to exercise most of the powers of the Board of Directors. It is intended to function on a standby basis. The members of the Committee are Messrs. Case, Conger (Chairman), Humphrey, Peeler, Schepman and Thompson. The Executive Committee did not meet during 1994.

     The Finance Committee reviews and makes recommendations to the Board of Directors about proposed dividends, investments and financial matters. The members of the Committee are Messrs. Clark, Conger, Grundstedt, Humphrey, Peeler (Chairman), Ryland and Thompson. The Finance Committee held four meetings during 1994.

     The Audit Committee recommends to the Board of Directors appointment of the firm of independent auditors to examine and report to shareholders on the consolidated financial statements of Homestake, and receives and considers the reports of the auditors. The Committee also oversees Homestake's internal auditing. The members of the Committee are Messrs. Anderson, Clark, Jaedicke (Chairman), Neerhout and Ryland, all non-employee directors. The Committee held two meetings during 1993.

     The Compensation Committee evaluates and recommends to the full Board of Directors the levels of compensation and benefits for officers and key employees. The Compensation Committee also administers the Company's stock option plans. The members of the Committee are Messrs. Durham, Fuerstenau, Grundstedt, Jaedicke, Neerhout and Schepman (Chairman), all non-employee directors. The Committee held four meetings during 1994.

     The Nominating Committee reviews and evaluates candidates for director, including nominees recommended by shareholders, and makes recommendations on candidates to the Board of Directors. Applications and communications relating to candidates for director may be sent to the Secretary of Homestake at the corporate offices in San Francisco. The members of the Committee are Messrs. Anderson, Case, Durham, Fuerstenau (Chairman), Ryland and Schepman, all non-employee directors. The Nominating Committee did not meet during 1994.

     The Environment, Health and Safety Committee was formed in March 1995. The Committee oversees Homestake's compliance with environmental, health and safety laws and policies. The members are Messrs. Anderson (Chairman), Durham, Fuerstenau, Humphrey and Neerhout, all non-employee directors.

     Each director attended at least 75 percent of the total number of meetings of the Board of Directors and the respective committees on which he served. The aggregate average attendance at meetings of the Board of Directors and its committees was 97.5 percent.

COMPENSATION OF DIRECTORS.

     A director of Homestake who is not an employee of the Company or its subsidiaries receives an annual retainer fee of $16,000 and each chairman of a committee of the Board of Directors who is not an employee of Homestake receives an additional annual retainer of $2,000. All directors, including employee directors, receive attendance fees of $900 for each meeting of the Board of Directors and $800 for each committee meeting. Directors who are non-residents of the State of California also receive an additional amount equal to 13% of their retainers and fees for meetings held in the State of California in order to compensate them for possible double taxation of such amounts by the State of California and their states or provinces of residence. Directors are entitled to defer compensation under the Deferred Income Plan described below under "Compensation of Executive Officers--Summary Compensation Table."

     During 1994, the Board of Directors adopted a Retirement Plan for Outside Directors who retire after July 21, 1994, and Outside Directors who retired prior to that date as designated by the Company. Under the Plan, directors who do not have a fully vested interest under any tax-qualified Homestake retirement plan are eligible to receive benefits. The total retirement benefit payable is an amount equal to the annual retainer fee payable to Outside Directors at the date of retirement (presently $16,000 per year) multiplied by the number of years such retiring Director was an Outside Director (i.e., not an employee of the Company or its subsidiaries). The retirement benefit is payable in monthly installments over the number of months the retiring Outside Director served as an Outside Director, beginning on the later of retirement or attaining of age 70 (later of retirement or age 65 in the case of an Outside Director who has served at least 10 years). Benefits payable to a participant who dies prior to completion of payout are payable to the participant's spouse.

     Under the Employees' Stock Option and Share Rights Plan--1988 ("1988 Plan"), certain automatic share rights are made available to directors who are not employees of Homestake. For each year that the 1988 Plan is in effect, on the eighth business day following the day on which Homestake's annual earnings for the preceding year are released, each non-employee director on that date is granted share rights entitling him to receive shares of Homestake common stock for no consideration on the date he ceases to serve as a director. The number of shares covered by each annual share right grant is calculated by dividing 10 percent of the compensation received for services as a director of Homestake for the preceding calendar year by the average fair market value of one share of Homestake common stock for the third through the seventh business days following release of Homestake's earnings for the preceding calendar year. Share rights are cancelled if an individual ceases to serve as a director within three years from the date of grant, other than by reason of death, disability, retirement at mandatory retirement age for directors, or termination within one year following a change of control as defined in the 1988 Plan. For 1994, a total of 2,651 share rights were granted under the 1988 Plan. No director was credited with more than 257 share rights for 1994.

     A director of Homestake Gold of Australia Limited ("HGAL"), 81.5% owned by Homestake, who is not an employee of Homestake or HGAL receives an annual retainer fee of A$25,000. All directors, including employee directors, receive attendance fees of $1,800 for each meeting held outside of the continental United States and $900 for each meeting held in the continental United States. Messrs. Humphrey, Peeler and Schepman are non-employee directors of HGAL, and Gene G. Elam is an employee director.

     A director of Prime Resources Group Inc. ("Prime"), 50.6% owned by Homestake, who is not an employee of Homestake or Prime receives an annual retainer of C$5,000 and attendance fees of C$500 for each board or committee meeting. M. Norman Anderson is a non-employee director of Prime, and Jack E. Thompson is an employee director.

     Under a consulting agreement with Hadley Case, Homestake Sulphur Company (a wholly-owned subsidiary of the Company) paid Mr. Case an annual retainer of $30,000, up to a maximum of $300,000. A total of $285,000 had been paid under this agreement through December 31, 1993, and the remaining $15,000 was paid to Mr. Case in 1994.

     In July 1992, Homestake entered into a consulting agreement with Stuart T. Peeler under which Mr. Peeler provides advisory services to the Company with respect to its investment in the Main Pass 299 oil and sulphur project in the Gulf of Mexico. The agreement is terminable by either party on 30 days' notice. Mr. Peeler receives compensation at a rate of $1,000 for each day of service under the agreement. For 1994, the Company paid $21,812 to Mr. Peeler under the agreement.

     In March 1993, Homestake entered into a consulting agreement with William
A. Humphrey under which Mr. Humphrey provides advisory services to the Company with respect to various mining matters, principally involving Latin America. The agreement is terminable by either party at will. Mr. Humphrey receives compensation at a rate of $1,000 for each day of service under the agreement. For 1994, the Company paid $2,000 to Mr. Humphrey under the agreement.

     During the year 1994, Messrs. Anderson, Fuerstenau and Grundstedt were paid consulting fees of $1,000, $7,000 and $945, respectively, for consulting services.

COMPENSATION OF EXECUTIVE OFFICERS.

  Summary Compensation Table

     The following table sets forth summary information regarding compensation paid by Homestake and its subsidiaries for the years ended December 31, 1994, 1993 and 1992 to the chief executive officer and the other four highest compensated executive officers of Homestake for 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                           --------------------
                                           ANNUAL COMPENSATION               AWARDS     PAYOUTS
                                    ---------------------------------      ----------   -------
                                                              OTHER
                                                              ANNUAL
                                                             COMPEN-       SECURITIES    LTIP        ALL OTHER
         NAME AND                                             SATION       UNDERLYING   PAYOUTS     COMPENSATION
    PRINCIPAL POSITION      YEAR    SALARY ($)   BONUS ($)    ($)(1)       OPTIONS(#)     ($)           ($)
--------------------------  -----   ---------    --------    --------      ----------   -------     ------------
Harry M. Conger              1994   $500,000     $225,000     $14,900(2)     49,200       $ 0         $  6,750(3)
  Chairman of the            1993    465,000      210,000      17,500(2)     91,500         0            8,254
  Board and Chief            1992    465,000            0      17,400(2)     61,000         0           13,738
  Executive Officer

Gene G. Elam                 1994    252,000       88,200       8,100(4)     13,200         0            6,750(3)
  Vice President,            1993    235,000       83,000         900(4)     24,700         0            8,230
  Finance and Chief          1992    235,000            0          --        37,400         0           13,732
  Financial Officer

Wayne Kirk                   1994    315,000      110,250          --        16,500         0            6,750(3)
  Vice President,            1993    300,000      105,000          --        31,500         0            8,254
  General Counsel            1992    120,000(5)         0          --        35,000         0                0
  and Corporate Secretary

Jack E. Thompson             1994    263,575(6)   146,250     157,438(7)     14,700         0            6,750(3)
  President                  1993    215,000       75,300     104,810(8)     28,200         0            7,532
                             1992    177,082            0     116,903(9)     55,500         0           10,630

Allen S. Winters             1994    217,200       72,000          --        14,200         0            7,795(10)
  Vice President             1993    203,000       71,000          --        26,600         0           10,688
                             1992    203,000            0      46,714(11)    54,800         0           16,566

------------

 (1) In accordance with the rules of the Securities and Exchange Commission (the "SEC"), the Company is not required to report the value of personal benefits for any year unless the aggregate dollar value exceeds the lesser of 10 percent of the executive officer's salary and bonus or $50,000.

 (2) Directors' fees.

 (3) Matching contribution to Savings Plan.

 (4) HGAL directors' fees.

 (5) Mr. Kirk joined the Company as Vice President, General Counsel and Corporate Secretary in September 1992.

 (6) Mr. Thompson served as Executive Vice President until August 9, 1994, when he was appointed President.

 (7) Consists of $53,844 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $47,700 (payment made to Mr. Thompson in connection with sale of residence in Canada), $45,131 (tax gross-up for payment made in connection with sale of residence), $7,263 (financial planning) and $3,500 (directors' fees). In connection with his appointment as President, Mr. Thompson relocated from Canada to the San Francisco area.

 (8) Consists of $92,600 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $9,000 (forgiveness of prior relocation loan) and $3,210 (tax return preparation).

 (9) Consists of $60,432 (relocation expenses paid to or on behalf of Mr. Thompson), $29,167 (cost-of-living adjustment in connection with Mr. Thompson's foreign assignment), $15,614 (tax gross-up for relocation expenses), $9,000 (forgiveness of prior relocation loan), $2,180 (financial planning), and $510 (tax return preparation). During 1992, Mr. Thompson relocated from the San Francisco area to Canada.

(10) Consists of $6,750 (matching contribution to Savings Plan) and $1,045 (above-market component of interest earned on deferred income).

(11) Consists of $29,340 (relocation expenses paid to or on behalf of Mr. Winters), $8,430 (financial planning), $6,000 (forgiveness of prior relocation loan) and $2,944 (tax gross-up in connection with relocation expenses).

     Under the Company's Deferred Income Plan, directors, officers and other key employees selected by the Compensation Committee are permitted to defer income. Under the plan, participants may elect to defer each year an amount not less than $2,500 nor more than 100 percent of compensation. Amounts deferred are credited with interest in an amount equivalent to the monthly Moody's Corporate Bond Yield Average as published by Moody's Investors Service, Inc.

  Agreements with Certain Executives

     By an agreement between Harry M. Conger and Homestake dated July 16, 1982, as amended February 23, 1990 ("Conger Agreement"), Mr. Conger will receive upon retirement, for life, monthly compensation equal to 55 percent of the average of his 36 consecutive months of highest compensation less one-half of his Social Security benefits. On Mr. Conger's death before retirement (or for the remaining portion of a ten-year period from the date of his retirement if his death occurs after retirement), his surviving spouse will receive monthly for ten years the amounts Mr. Conger would have received had he survived and thereafter 50 percent of such amounts for her life. Under certain circumstances, retirement benefits payable to Mr. Conger before age 65 will be suspended if he serves as a senior executive of another enterprise with annual sales of over $100 million in the preceding year other than following a merger or takeover of Homestake. A merger or takeover is defined in the Conger Agreement as any of the following events:
(i) Homestake is a party to a merger or combination under the terms of which less than 75 percent of the shares in the resulting company are owned by the shareholders of Homestake immediately preceding such event; (ii) at least 75 percent in fair market value of Homestake's assets are sold; or (iii) at least 25 percent in voting power in election of directors of Homestake's capital stock is acquired by any one person or group as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934. On termination of Mr. Conger's employment with Homestake, all unexercised stock options become immediately exercisable and may be surrendered to Homestake in exchange for a cash payment equal to the excess of the market price over the option price. Mr. Conger is not entitled to benefits if his employment is terminated for material acts of willful misconduct or gross negligence.

     Homestake has severance agreements with Messrs. Elam, Kirk, Thompson and Winters under which they are entitled to benefits in the event of a merger or takeover (defined as in the Conger Agreement). Entitlement to benefits arises if within three years of a merger or takeover, the executive's employment is terminated or if he elects to terminate his employment following (i) a reduction in salary or certain other benefits, (ii) a change in location of employment,
(iii) a change in position, duties, responsibilities or status inconsistent with the executive's prior position or (iv) a reduction in responsibilities, titles, or offices as in effect immediately before such merger or takeover. Benefits payable under the agreements consist of (i) a lump sum cash payment equal to two times the highest annual salary and bonus, including deferred compensation, during the three-year period preceding termination, (ii) continuation of participation in insurance and certain other fringe benefits for two years,
(iii) full vesting in the Company's Executive Supplemental Retirement Plan described below under "Retirement Plan," (iv) full vesting and acceleration of exercisability of options, and (v) relocation assistance to the extent not provided by another employer. Benefits payable under the agreements are in lieu of any severance benefits under Homestake's general severance policy. In July and August 1992, Homestake acquired the outstanding voting securities of Homestake Canada

Inc. (formerly named International Corona Corporation). The acquisition is deemed to be a "merger" for the purposes of the severance agreements held by Messrs. Elam, Thompson and Winters.

STOCK OPTION PLANS.

  Options Granted

     The following table sets forth certain information with respect to options granted during 1994 to each named executive officer under the 1988 Plan.

                             OPTION GRANTS IN 1994

                                                                                    POTENTIAL REALIZABLE
                              NO. OF      % OF TOTAL                                  VALUE AT ASSUMED
                            SECURITIES     OPTIONS      EXERCISE                    ANNUAL RATES OF STOCK
                            UNDERLYING    GRANTED TO       OR                      PRICE APPRECIATION FOR
                             OPTIONS      EMPLOYEES       BASE                           OPTION TERM
                             GRANTED      IN FISCAL      PRICE      EXPIRATION     -----------------------
            NAME              (#)(1)         YEAR        ($/SH)        DATE          5%(2)       10%(2)
--------------------------------------    ----------    --------    ----------     ---------   -----------
Harry M. Conger               49,200         18.5%       $20.625     2/25/04        $638,171    $1,617,250
Gene G. Elam                  13,200          4.9         20.625     2/25/04         171,217       433,896
Wayne Kirk                    16,500          6.2         20.625     2/25/04         214,021       542,370
Jack E. Thompson              14,700          5.5         20.625     2/25/04         190,673       483,203
                              15,000          5.6         17.875     8/16/04         168,622       427,322
Allen S. Winters              14,200          5.3         20.625     2/25/04         184,187       466,767

------------

(1) Granted at fair market value. Granted on February 25, 1994 (except as otherwise noted), and vest in 25 percent increments on the first through fourth anniversaries of the grant date. Vesting of options is accelerated in specified circumstances, including upon certain reorganizations and the commencement of certain tender offers.

(2) Compounded annually.

  Options Exercised

     The following table sets forth certain information with respect to options exercised during 1994 by each named executive officer.

                      AGGREGATED OPTION EXERCISES IN 1994
                       AND OPTION VALUES AT 1994 YEAR END

                                                                       NO. OF
                                                                     SECURITIES
                                                                     UNDERLYING           VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS
                                                                   AT YEAR END (#)          AT YEAR END ($)
                            SHARES ACQUIRED       VALUE             EXERCISABLE/              EXERCISABLE/
            NAME            ON EXERCISE (#)    REALIZED ($)         UNEXERCISABLE            UNEXERCISABLE
-------------------------------------------    ------------      -------------------      --------------------
Harry M. Conger                   9,992           $42,466          363,357/161,775           $924,182/$421,544
Gene G. Elam                         --                --           33,775/ 53,675             63,691/ 155,836
Wayne Kirk                        5,000            51,250           22,075/ 47,625             94,450/ 153,225
                                    400             1,600
                                  7,500            71,812
Jack E. Thompson                  7,565            50,875           25,700/ 80,925             58,569/ 208,252
                                  5,000            51,625
                                  2,050            21,038
Allen S. Winters                  8,625            37,087           20,500/ 65,475             49,109/ 197,543
                                  9,250            79,087
                                  6,650            62,842

     Homestake's stock option plans permit optionees designated by the Compensation Committee to pay part of the option price by delivering to Homestake a promissory note. Each note bears interest and is secured by a pledge of Homestake common shares with an aggregate market value at the time of delivery of the note at least equal to the principal amount of the note. In 1994, no optionee under Homestake stock option plans had indebtedness to the Company in respect of stock options.

RETIREMENT PLANS.

  Retirement Plan

     All full-time salaried employees of Homestake (approximately 500 persons) participate in the Homestake Retirement Plan, a noncontributory defined benefit plan ("Retirement Plan").

     Under the Retirement Plan, participants accrue benefits at the rate of two percent per year of service during the first 25 years and one-half percent for each year of service thereafter. Normal retirement age under the Retirement Plan is 65. Early retirement, with reduced benefits, is permitted after age 55 with five years of service. The Retirement Plan is integrated with Social Security. For a participant who retires at age 65 with 25 years of service, the monthly benefit payable will be 50 percent of the average monthly compensation during the 60 consecutive months of highest compensation (salary and bonus), less one-half of the participant's Social Security benefits. Benefits paid upon retirement are subject to a cost-of-living increase, up to a maximum of three percent per year. Vesting requires five years of service. Homestake makes annual actuarially determined contributions to the Retirement Plan to provide the benefits to retirees. Funding contributions are not segregated as to individual employees.

     The following table shows selected estimated annual benefits payable upon retirement at age 65 under the Retirement Plan for persons having specified years of service and the indicated remuneration. The table includes amounts that may be payable under the Supplemental Retirement Plan described below ("SRP"). Amounts shown are calculated on a straight life annuity basis and are shown before deduction for one-half of Social Security benefits. For purposes of the Retirement Plan and the SRP, the years of service as of December 31, 1994 for Messrs. Conger, Elam, Kirk, Thompson and Winters are 19 years, 4 years, 2 years, 13 years and 21 years, respectively. For purposes of these plans, earnings include salary and bonus but exclude directors' fees and other benefits that are included in the Summary Compensation Table.

                                YEARS OF SERVICE

    AVERAGE
ANNUAL EARNINGS
(60 CONSECUTIVE
HIGHEST MONTHS)     10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
---------------     --------     --------     --------     --------     --------     --------
    $150,000        $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 78,750     $ 82,500
     200,000          40,000       60,000       80,000      100,000      105,000      110,000
     250,000          50,000       75,000      100,000      125,000      131,250      137,500
     300,000          60,000       90,000      120,000      150,000      157,500      165,000
     350,000          70,000      105,000      140,000      175,000      183,750      192,500
     400,000          80,000      120,000      160,000      200,000      210,000      220,000
     450,000          90,000      135,000      180,000      225,000      236,250      247,500
     500,000         100,000      150,000      200,000      250,000      262,500      275,000
     550,000         110,000      165,000      220,000      275,000      288,750      302,500
     600,000         120,000      180,000      240,000      300,000      315,000      330,000

  Supplemental Retirement Plan

     The Employee and Retirement Income Security Act of 1974 ("ERISA") imposes a maximum limit on annual retirement benefits payable under retirement plans. For 1994, that annual limit was $118,800. In addition, the Internal Revenue Code ("IRC") limits the amount of annual compensation that may be considered under qualified retirement plans. In 1994, that annual limit was $150,000. Under the SRP, executive officers and key employees selected by the Compensation Committee will be entitled to a supplemental retirement benefit equal to the difference between the full amount of their pension benefits determined under the Retirement Plan and the maximum amount permitted to be paid under ERISA and the IRC. All of the officers identified in the Summary Compensation Table are participants in the SRP.

  Executive Supplemental Retirement Plan

     Homestake has established an Executive Supplemental Retirement Plan ("Supplemental Plan") for executive officers and key employees selected by the Compensation Committee. Under the Supplemental Plan, participants accrue benefits under the following formula. Service credit is determined by multiplying 3 2/3 percent by years of service, up to a maximum of 15 years. Service credit is then multiplied by average monthly compensation during the 36 consecutive months of highest compensation (salary and bonus) to determine a monthly retirement benefit. The monthly benefit is reduced by one-half of Social Security benefits and by benefits payable under all other Homestake retirement plans and those of prior employers. Retirement is permitted at age 62 after 10 years of service, although a participant who has attained age 60 and 10 years of service may elect early retirement and receive a reduced benefit if approved by the Compensation Committee. The Supplemental Plan is unfunded. The following table shows selected estimated annual benefits payable under the Supplemental Plan, calculated on a straight life annuity basis, assuming retirement at age 62, to persons having specified years of service and the indicated average earnings before reductions for integration with Social Security and also before reduction for other Homestake retirement plans or those of prior employers. Payments under the Supplemental Plan are not limited by ERISA or the IRC. All of the officers identified in the Summary Compensation Table are participants in the Supplemental Plan. For purposes of the

Supplemental Plan, the years of service as of December 31, 1994 for Messrs. Conger, Elam, Kirk, Thompson and Winters are 15 years, 8 years, 2 years, 13 years and 15 years, respectively.

                               YEARS OF SERVICE

               AVERAGE
           ANNUAL EARNINGS
           (36 CONSECUTIVE
           HIGHEST MONTHS)     10 YEARS      13 YEARS       15 YEARS
           ---------------     --------      --------       --------
               $150,000        $ 55,000      $ 71,500       $ 82,500
                200,000          73,333        95,334        110,000
                250,000          91,667       119,167        137,500
                300,000         110,000       143,000        165,000
                350,000         128,333       166,835        193,500
                400,000         146,668       190,668        220,000
                450,000         165,000       214,500        247,500
                500,000         183,333       238,335        275,000
                550,000         201,667       262,169        302,500
                600,000         220,000       286,002        330,000

PERFORMANCE GRAPH.

     Set forth below is a line graph comparing the cumulative total shareholder return on Homestake common stock for the five years ended December 31, 1994, based on the market price of the Homestake common stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Index and Standard & Poor's Gold Index.

     THE FOLLOWING PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY HOMESTAKE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

      Measurement Period
    (Fiscal Year Covered)          Homestake       S & P 500      S & P GOLD
             1989                     100             100             100
             1990                     102              97              88
             1991                      86             126              72
             1992                      60             136              67
             1993                     120             150             123
             1994                      94             152              99

------------

* $100 invested on December 31, 1989 in stock or index, including reinvestment of dividends. Fiscal years ending December 31.

COMPENSATION COMMITTEE REPORT*

     The Compensation Committee is responsible for administering the policies that govern executive compensation. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Committee also administers the Company's stock option plans and determines the amount of stock options granted to officers and key employees. The Committee is comprised of six non-employee directors.

     The Company's executive compensation program has the following objectives:

        - Attract and retain key executives critical to the long-term success of the Company.

        - Reward performance that benefits the shareholders.

     The basic compensation program consists of both cash and long-term, equity-based compensation. In addition, officers and key employees may participate in the Company's Retirement Plan, the Supplemental Retirement Plan, and the Executive Supplemental Retirement Plan (described elsewhere in this Proxy Statement), and the Company's Savings Plan, which is generally available to all salaried employees and which provides for Company matching contributions with employee contributions. Officers and key employees may also defer income under the Deferred Income Plan.

     Annual cash compensation consists primarily of a base salary and an annual bonus under the Company's Bonus Plan. In order to emphasize performance and success, the Company's policy is to pay base salaries that are generally competitive with the median of base salaries paid by comparable companies, and to reward performance by paying bonuses when the Company is profitable and when individual performance or other extraordinary circumstances warrant special recognition. The Compensation Committee determines and recommends to the Board of Directors a base salary for each of the officers and key employees, based upon individual performance, responsibility and competitive factors, including compensation in the mining industry. To that end, the Company, under the direction of the Compensation Committee, conducts an annual survey of salary increases nationally and also by companies believed to be comparable to the Company (for 1994, Amax Gold, Barrick Gold, Battle Mountain Gold, BHP Gold, Cypress Minerals, Echo Bay Mining, Hecla Mining, Newmont, Pegasus Gold, Placer Dome and Santa Fe Minerals), and the Compensation Committee uses that information in recommending base salary levels.

     Although the Compensation Committee gives some consideration to profitability in determining base salaries, substantial weight is given to profitability as well as individual performance and level of responsibility in determining whether to recommend annual bonuses and the amount of bonuses. Under the Bonus Plan, each officer and key employee is assigned a target bonus amount at the beginning of each year determined under the Bonus Plan and based on the individual's salary grade, ranging from 20% to 45% of base salary. At the end of each year, the Compensation Committee evaluates estimated Company profitability and individual officer and key employee performance and applies a multiplier which has both a profitability component and a subjective individual performance component. The dollar amount of the bonus as so calculated is equal to the target bonus amount times the profitability multiplier and times the individual performance multiplier. The Compensation Committee then recommends the bonuses for approval by the Board of Directors. For the year 1994, the Compensation Committee adopted a profitability multiplier of 50% for estimated net income of $30 million, increasing to 100% for estimated net income of $50 million.

     Long-term, equity-based compensation is provided through the grant of stock options. The purpose is to provide officers and key employees with an incentive to continue as employees of the Company over a long term and to align their long-range interests with those of the shareholders by providing the opportunity to have a stake in the Company. The Compensation Committee reviews and approves stock option awards to officers and key employees of the Company and its subsidiaries. The number of options awarded annually is generally based on a formula. For each optionee an annual target gain is established based on salary and a subjective

---------------

     * The Compensation Committee Report shall not be deemed to be incorporated by reference in any filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

evaluation of the perceived impact that the optionee may have on the Company's success through performance of his or her responsibilities. A number of options are granted which, assuming an appreciation of 12 percent per year over five years, will give an amount of appreciation equal to the target gain. The Compensation Committee does not consider the number of outstanding options in determining annual option awards. The Compensation Committee has the authority to determine the recipients of stock option awards, the terms of options, and the number of shares subject to options. Stock options generally vest over a four year period and have a 10 year term. Based on an independent survey commissioned by the Company, as of September 1992 the value of Homestake's long-term incentive grants have generally been equal to or somewhat below those of comparable mining companies.

     Chief Executive Officer. Evaluation of the Chief Executive Officer's compensation is conducted by the Compensation Committee without the Chief Executive Officer being present. In November 1993, after reviewing the proposed levels of 1994 compensation for other mining company executives and also considering the Company's 1993 performance, the Compensation Committee determined that it would be appropriate for the 1994 base salary for the Chief Executive Officer to be increased from $465,000 (the rate in effect for 1991, 1992 and 1993) to $500,000, and that recommendation was accepted by the Board of Directors. In November 1994, after considering the Company's estimated profit performance for 1994 and evaluating the individual performance of Mr. Conger, the Committee recommended a 1994 bonus of $210,000, equal to 100% of the target bonus, and that recommendation was accepted by the Board of Directors.

     Other Executive Officers. In November 1993, after reviewing the proposed levels of 1994 compensation for other mining company executives and also considering the Company's 1993 performance, the Compensation Committee determined that it would be appropriate for the 1994 base salary for all executive officers to be increased in amounts ranging from 4% to 11.8% of 1993 base salary, and that recommendation was accepted by the Board of Directors. In November 1994, after considering the Company's estimated profit performance and evaluating the individual performances of the executive officers, the Committee recommended 1994 bonuses ranging from 90% to 107% of the target bonuses for such officers, and that recommendation was accepted by the Board of Directors.

     Limitation on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the deductibility of compensation of the Chief Executive Officer and four other highest paid executive officers to $1,000,000 per year (subject to certain exceptions). None of the Company's officers receive annual compensation in excess of the maximum deductible amount. If, because of competitive factors and individual performance, the Compensation Committee should determine that it was appropriate to pay one or more executive officers in excess of annual maximum deductible amount, the Compensation Committee would expect to recommend such compensation.

March 13, 1995

                                     COMPENSATION COMMITTEE

                                     G. ROBERT DURHAM
                                     DOUGLAS W. FUERSTENAU
                                     HENRY G. GRUNDSTEDT
                                     ROBERT K. JAEDICKE
                                     JOHN NEERHOUT, JR.
                                     BERNE A. SCHEPMAN, Chairman

                    CERTAIN TRANSACTIONS WITH AFFILIATES AND
                     INDEBTEDNESS OF DIRECTORS AND OFFICERS

SHAREHOLDER AGREEMENT WITH CASE POMEROY.

     In connection with Homestake's acquisition of Felmont Oil Corporation in 1984, Homestake, Case, Pomeroy & Company, Inc., and Hadley Case entered into a Shareholder Agreement, which agreement was amended in 1989, and further amended on March 27, 1992. Mr. Case, with family associates including Robert H. Clark, Jr., is the controlling shareholder of Case Pomeroy. See "Principal Holders of Homestake Common Stock." The Shareholder Agreement provides that neither Case Pomeroy nor Mr. Case nor persons controlled by them will acquire additional Homestake shares without prior written consent of Homestake if the effect would be to increase the voting power represented by their holdings of Homestake shares on January 1, 1989. The Shareholder Agreement grants to Homestake certain rights of first refusal in the event Case Pomeroy or Mr. Case elects to sell Homestake shares other than (a) to Homestake or persons approved by Homestake,
(b) to Mr. Case or wholly-owned subsidiaries of Case Pomeroy (who, if they are to receive more than two percent of the outstanding Homestake voting shares, must agree to be bound by the terms of the Shareholder Agreement), (c) in underwritten public offerings registered under the Securities Act of 1933 ("Securities Act"), (d) in transactions complying with the volume limitations of Rule 144 under the Securities Act, (e) to persons who would not hold one percent or more of the outstanding Homestake voting shares or, (f) pursuant to a tender or exchange offer.

     Until the Shareholder Agreement terminates, Homestake has agreed that so long as Mr. Case and Mr. Clark are able to serve as directors of Homestake, Case Pomeroy is entitled to designate Mr. Case and Mr. Clark as nominees. If both Mr. Case and Mr. Clark are unable to serve or cease to serve as directors of Homestake for any reason, Case Pomeroy is entitled to designate one person, approved by Homestake, to fill the vacancy until such other nominee is elected and qualified. Most provisions of the Shareholder Agreement will terminate on the earlier of December 31, 1996, or the date on which Case Pomeroy, Mr. Case and all persons controlled by either of them cease to own, in the aggregate, securities having at least three percent of the voting power of Homestake. Mr. Case has elected to resign as a director immediately prior to the 1995 annual meeting. He will continue as a Director Emeritus. In that capacity he will be eligible to attend all directors' meetings but he will not be a voting member of the Board of Directors.

     Each of Homestake and Case Pomeroy indirectly owns a 25 percent undivided co-tenancy interest in the Round Mountain mine in Nye County, Nevada, under the terms of an Operating Agreement with Round Mountain Gold Corporation, the owner of a 50 percent undivided interest and the manager of the mine. The Shareholder Agreement provides that whenever any action is to be taken pursuant to the Operating Agreement that requires consent or approval of a majority of the co-tenancy interests, Case Pomeroy and Homestake will cause their respective subsidiaries to agree to take such action as they agree upon in advance. The Shareholder Agreement also provides that neither Case Pomeroy, nor Homestake, nor their respective subsidiaries will, directly or indirectly, transfer any interest in the Round Mountain mine without the approval of the other. Approval of a majority of the co-tenancy interests is required for budgets and work programs carried out by the manager of the Round Mountain mine.

TRANSACTIONS WITH CASE POMEROY.

     Under a 1985 agreement, Case Pomeroy transferred to Homestake all of Case Pomeroy's interests in certain unpatented mining claims and other mineral properties in the United States and Canada previously jointly owned by Case Pomeroy and Homestake Sulphur. Case Pomeroy reserved a 2.5 percent net smelter return royalty interest in each property transferred, as well as an option to convert all or part of the reserved royalty into a 40 percent participating interest in the property if commercial production appears feasible. No royalties have been paid. The transferee has no obligation to explore, develop or make any expenditures on any property transferred and may drop any property at any time after first offering to quitclaim it to Case Pomeroy.

TRANSACTION WITH PETER STEEN.

     Peter Steen, former President and a director of the Company, resigned in August 1994. As consideration of the immediate cancellation of all stock options held by Mr. Steen, the Company paid to Mr. Steen $384,277, representing the difference between the closing price of the Company's stock on the day prior to his resignation and the exercise price of the options having an exercise price less than that closing price.

                                 PROPOSAL NO. 2

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, on the recommendation of the Audit Committee, has engaged the firm of Coopers & Lybrand LLP as independent auditors to audit and report to the shareholders on the financial statements of Homestake for the year 1995. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the engagement is not required by law, the Board of Directors desires to solicit such approval. If the appointment of Coopers & Lybrand LLP is not approved by a majority of the shares represented at the meeting, the Board of Directors will consider the appointment of other independent auditors for 1995.

     On March 3, 1993, pursuant to the recommendation of the Audit Committee, the Company terminated Deloitte & Touche LLP as independent accountants for the Company and its subsidiaries upon completion of their 1992 audit engagement. Deloitte & Touche LLP's reports on the financial statements of the Company for 1991 and 1992 did not contain an adverse opinion or a disclaimer of opinion and the reports were not qualified or modified as to uncertainty, audit scope, or accounting principles. During 1991 and 1992 and the interim period through the date of termination, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused Deloitte & Touche LLP to make a reference to the subject matter of the disagreement in connection with its reports. During 1991 and 1992 and the interim period through the date of termination, there did not occur any kind of event listed in paragraphs
(a)(1)(v)(A) through (D) of SEC Regulation S-K, Item 304.

     THE BOARD OF DIRECTORS OF HOMESTAKE UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1995. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THIS PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

                             SHAREHOLDER PROPOSALS

     To be considered for inclusion in the Proxy Statement for the 1996 annual meeting, proposals of shareholders must be received by Homestake no later than November 24, 1995. Such proposals should be directed to the Secretary of Homestake.

                                            By Order of the Board of Directors

                                            [SIG]

                                            WAYNE KIRK
                                            Secretary
San Francisco, California
March 24, 1995

                                     (LOGO)

                            HOMESTAKE MINING COMPANY
                              650 CALIFORNIA STREET
                         SAN FRANCISCO, CALIFORNIA 94108
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 9, 1995
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
P
     PROXY - The undersigned hereby appoints HARRY M. CONGER, JACK E. THOMPSON
R and WAYNE KIRK as proxies, each with the power to appoint a substitute, and hereby authorizes a majority (or if only one, then that one) of them to
O represent and to vote, as designated on the reverse side, all shares of common stock of Homestake Mining Company held of record by the undersigned
X on March 13, 1995 at the Annual Meeting of Shareholders, or any postponement or adjournment thereof.
Y
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE

                          -----    Please mark
                            X      your votes
                          -----      as this


THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS NUMBER 1 AND 2.

1. Election of five Class II Directors (term of three years) and one Class III Director (term of one year)

Nominees:

  Class II Director:   Henry G. Grunstedt, William A. Humphrey, John Neerhout,
                       Jr., Stuart T. Peeler and Jack E. Thompson

  Class III Director:  Carol A. Rae

2. Appointment of Coopers & Lybrand as independent auditors for 1995.

                             FOR    AGAINST  ABSTAIN
                             / /      / /      / /

                             FOR            WITHHELD
                             / /               / /

                              MARK HERE
                             FOR ADDRESS
                             CHANGE AND       / /
                            NOTE AT BELOW
                                LEFT

/ /
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Instruction: To withhold authority to vote for one or more of the nominees, print name(s) of nominee(s) on line above.

By execution of this proxy the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the meeting.

(This Proxy should be marked, dated signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature:                                                      Date
          ----------------------------------------------------      ----------

Signature:                                                      Date
          ----------------------------------------------------      ----------